SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 13, 2008

Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25060 HANCOCK AVENUE, SUITE 103 BOX 110, MURRIETA, CA		92562
(Address of principal executive offices)		(Zip code)

(951) 894-6597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountants.

On November 13, 2008, the Company dismissed Haskell & White LLP (“Haskell") as the Company's independent registered public accounting firm.  The Company has retained J Crane, CPA P.C. (“Crane") to act as its independent accountant.

The report of Haskell regarding the Company's consolidated financial statements for the fiscal year ended March 31, 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our consolidated financial statements contained an explanatory paragraph with respect to uncertainty as to the Company's ability to continue as a going concern. During the year ended March 31, 2008 and during the period from then through November 13, 2008, the date of dismissal, there were no disagreements with Haskell on any matter of accounting  principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Haskell would have caused it to make reference to such disagreements in its reports.

The Company provided Haskell with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission ("SEC") and requested that Haskell furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of that letter is attached to this filing as an exhibit.

Subsequent to the dismissal Haskell on November 13, 2008, the Company engaged Crane as its independent accountant. Prior to engaging Crane, the Company did not consult with Crane regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Crane on the Company's financial statements, and Crane did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. The engagement of Crane was approved by the Board of Directors of the Company.

Item 9.01.	Financial Statements and Exhibits.

c)        Exhibits

Exhibit No.          Description

99.1

Common Stock Information Letter

d)        Exhibits

Exhibit No.          Description

16.1

Letter from Haskell & White LLP to the SEC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: November 14, 2008	By:	/s/ Troy Lyndon
	Name:	Troy Lyndon
	Title:	Chief Executive Officer

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